                      SILICON VALLEY BANK


                  LOAN AND SECURITY AGREEMENT


Co-Borrowers:  PCT Holdings, Inc.
               a Nevada corporation

               Ceramic Devices, Inc.
               a California corporation

               Cashmere Manufacturing Co., Inc.
               a Washington corporation

               Pacific Coast Technologies, Inc.
               a Washington corporation

Address:       c/o PCT Holdings, Inc.
               434 Olds Station Road
               Wenatchee, WA 98801

Date:          April 24, 1995


          THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3000 Lakeside Drive, Santa Clara, California 95054-2895 and the co-borrowers named above (each, a "Borrower", and collectively, the "Borrowers"), whose chief executive office is located at the above address ("Borrowers' Address").

          PCT Holdings, Inc. owns a majority of the outstanding capital stock of Ceramic Devices, Inc., Cashmere Manufacturing Co., Inc., and Pacific Coast Technologies, Inc. (collectively, the "Subsidiaries"). From time to time, PCT Holdings, Inc. provides management expertise to the Subsidiaries. Borrowers are entering into this Loan and Security Agreement as co-borrowers since they will benefit from the use of the proceeds of the loans described in this Agreement.

    1.    LOANS.

          1.1 Loans. Silicon will make loans to the Borrowers (the "Loans") in amounts determined by Silicon in its discretion up to the amount (the "Credit Limit") shown on the Schedule to this Agreement (the "Schedule"), the terms of which are incorporated into this Agreement. The Borrowers are responsible for monitoring the total amount of Loans and other Obligations outstanding from time to time, and the Borrowers shall not permit that amount, at any time, to exceed the Credit Limit. If at any time the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, the Borrowers shall immediately pay the amount of the excess to Silicon, without notice or demand.

          1.2 Interest; Debit to Deposit Accounts. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule hereto. Interest shall be payable monthly, on the due date shown on the monthly billing from Silicon to the Borrowers. The Borrowers shall regularly deposit all funds received from their business activities in accounts maintained by the Borrowers at Silicon. The Borrowers hereby request and authorize Silicon to debit any of the Borrowers' accounts with Silicon, including without limitation account no. 09002758-70, for payments of interest and principal due on the Loans and all other obligations owing by the Borrowers to Silicon. Silicon shall promptly notify the Borrowers of all debits which Silicon makes against the Borrowers' accounts. Any such debit against the Borrowers' accounts shall in no way be deemed a set-off by Silicon

          1.3 Fees. The Borrowers shall pay to Silicon loan fees in the amounts shown on the Schedule hereto. These fees are in addition to all interest and other sums payable to Silicon and are not refundable.

    2.    GRANT OF SECURITY INTEREST.

          2.1 Obligations. The term "Obligations" as used in this Agreement means the following: the obligation to pay all Loans and all interest thereon when due, and to pay and perform when due all other present and future indebtedness, liabilities, obligations, guarantees, covenants, agreements, warranties and representations of the Borrowers to Silicon, whether joint or several, monetary or non-monetary, and whether created pursuant to this Agreement or any other present or future agreement or otherwise. Silicon may, in its discretion, require that the Borrowers pay monetary Obligations in cash to Silicon, or charge them to Borrowers' Loan account, in which event they shall bear interest at the same rate applicable to the Loans.

          2.2 Collateral. As security for all Obligations, the Borrowers each hereby grant Silicon a continuing security interest in all of each Borrower's assets, including but not limited to all of each Borrowers' interest in the types of property described below, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): (a) All accounts, contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owing to the Borrowers; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in any Borrower's business, and all warehouse receipts and other documents; (c) All equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, parts, dies, and jigs; (d) All general intangibles including, but not limited to, deposit accounts, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trademark applications, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, copyright applications, security deposits, loan commitment fees, federal, state and local tax refunds and claims, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of any Borrower against Silicon, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchises of every kind; (e) All books and records, whether stored on computers or otherwise maintained; (f) All of each Borrower's cash; (g) A $1,000,000 certificate of deposit pledged by any Borrower or a third party; and (h) All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing. Silicon's security interest in any present or future technology (including patents, trade secrets, and other technology) shall be subject to any licenses or rights now or in the future granted by the Borrowers to any third parties in the ordinary course of the Borrowers' business; provided that if the Borrowers proposed to sell, license or grant any other rights with respect to any technology in a transaction that, in substance, conveys a major part of the economic value of that technology, Silicon shall first be requested to release its security interest in the same, and Silicon may withhold such release in its discretion The Borrowers shall not, either directly or through any agent, employee, licensee or designee, (a) file an application for the registration of any patent, trademark or copyright with the U.S. Patent and Trademark Office, the U.S. Copyright Office, or any similar office or agency in any other country, state, or any political subdivision (the "Offices"), or (b) file any assignment of any patent, trademark, or copyright which any Borrower may acquire from a third party with any one of the Offices unless the Borrowers shall, on or prior to the date of such filing, notify Silicon thereof; and, upon request of Silicon, execute and deliver any and all assignments, agreements, instruments, documents and papers as Silicon may request to evidence Silicon's interest in such patents, trademarks, or copyrights, as the case may be, including the goodwill and general intangibles of the Borrowers relating thereto or represented thereby, and the Borrowers authorize Silicon to amend any applicable notice of security interest or assignment executed pursuant to
Section 4.9 of this Agreement without first obtaining the Borrowers' approval of or signature to such amendment and to record such assignment with one or more of the Offices.

    3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
BORROWERS.

     The Borrowers represent and warrant to Silicon as follows, and the Borrowers covenant that the following representations shall continue to be true, and that the Borrowers shall comply with all of the following covenants:

     3.1 Corporate Existence and Authority. PCT Holdings, Inc. is and shall continue to be duly authorized, validly existing and in good standing under the laws of the state of Washington. Ceramic Devices, Inc. is and shall continue to be duly authorized, validly existing and in good standing under the laws of the state of California. Cashmere Manufacturing Co., Inc. is and shall continue to be duly authorized, validly existing and in good standing under the laws of the state of Washington. Pacific Coast Technologies, Inc. is and shall continue to be duly authorized, validly existing and in good standing under the laws of the state of Washington. The Borrowers are and shall continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on any Borrower. The execution, delivery and performance by the Borrowers of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, are enforceable against the Borrowers in accordance with their terms, and do not violate any law or any provision of; and are not grounds for acceleration under, any agreement or instrument which is binding upon any Borrower.

     3.2 Name, Trade Names and Styles. The name of each Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule hereto are all prior names of the Borrowers and all of the Borrowers' present and prior trade names. Each Borrower shall give Silicon 15 days' prior written notice before changing its name or doing business under any other name. The Borrowers have complied, and shall in the future comply, with all laws relating to the conduct of business under a fictitious business name.

          3.3 Place of Business: Location of Collateral. The address set forth in the heading to this Agreement is the chief executive office for each Borrower. In addition, the Borrowers have places of business only at, and Collateral of any Borrower is located only at, the locations set forth on the Schedule to this Agreement. Each Borrower shall give Silicon at least 15 days prior written notice before changing its chief executive office or moving the Collateral to any other location.

          3.4 Title to Collateral: Permitted Liens. The Borrowers are now, and shall at all times in the future be, the sole owner of all the Collateral, except for items of equipment which are leased by the Borrowers. The Collateral now is and shall remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for the following ("Permitted Liens"): (i) purchase money security interests in specific items of equipment;
(ii) leases of specific items of equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Silicon in its sole discretion; and (v) security interests being terminated substantially concurrently with this Agreement Silicon shall have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on terms satisfactory to Silicon in its sole discretion, acknowledge that the holder's security interest is subordinate to the security interest in favor of Silicon, and that the Borrowers agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement. Silicon now has, and shall continue to have, a first priority, perfected and enforceable security interest in all of the Collateral. The Collateral shall not be subject to any other liens or security interests of any type except for the Permitted Liens. The Borrowers shall at all times defend Silicon and the Collateral against all claims of others. None of the Collateral now is or shall be affixed to any real property in such a manner, or with such intent, as to become a fixture.

          3.5 Maintenance of Collateral. The Borrowers shall maintain the Collateral in good working condition. The Borrowers shall not use the Collateral for any unlawful purpose. The Borrowers shall immediately advise Silicon in writing of any material loss or damage to the Collateral.

          3.6 Books and Records. The Borrowers have maintained and shall maintain at the Borrowers' Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

          3.7 Financial Condition and Statements. All financial statements now or in the future delivered to Silicon have been, and shall be, prepared in conformity with generally accepted accounting principles and now and in the future shall completely and accurately reflect the financial condition of the Borrowers, on a consolidated and consolidating basis, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of the Borrowers. Each Borrower is now and shall continue to be solvent. Each Borrower shall provide Silicon: (i) within 30 days after the end of each month, a monthly financial statement (consisting of a income statement and a balance sheet) prepared by each Borrower; (ii) within 15 days after the end of each month, an accounts receivable report, an accounts payable report and an inventory listing in such form as Silicon shall reasonably specify; (iii) within 15 days after the end of each month, a Borrowing Base Certificate in the form attached to this Agreement as Exhibit A, as Silicon may reasonably modify such Certificate from time to time, signed by the Chief Financial Officer of each Borrower; (iv) within 30 days after the end of each of the first three calendar quarters of each year and within 90 days after the end of the fourth quarter, a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of each Borrower, certifying that throughout such quarter each Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth on the Schedule hereto and such other information as Silicon shall reasonably request; and (v) within 90 days following the end of the Borrowers' fiscal year, complete annual audited financial statements, together with an unqualified opinion of the auditors, such audit being conducted by independent certified public accountants reasonably acceptable to Silicon.

          3.8 Tax Returns and Payments: Pension Contributions. The Borrowers have timely filed, and shall timely file, all tax returns and reports required by foreign, federal, state and local law. The Borrowers have timely paid, and shall timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by the Borrowers. The Borrowers may, however, defer payment of any contested tax, provided that the Borrowers (i) in good faith contests the Borrowers' obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted,
(ii) notify Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) post bonds or take any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. The Borrowers are unaware of any claims or adjustments proposed for any of the Borrowers' prior tax years which could result in additional taxes becoming due and payable by the Borrowers. The Borrowers have paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms. The Borrowers have not and shall not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of the Borrowers, including, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

          3.9 Compliance with Law. The Borrowers have complied, and shall comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to the Borrowers, including, but not limited to, those relating to ownership of real or personal property, conduct and licensing of each Borrower's business, and environmental matters.

          3.10 Litigation. Except as disclosed in the Schedule hereto, there is no claim, suit, litigation, proceeding or investigation pending or (to best of each Borrower's knowledge) threatened by or against or affecting any Borrower in any court or before any governmental agency (or any basis therefor known to any Borrower) which may result, either separately or in the aggregates in any material adverse change in the financial condition or business of any Borrower, or in any material impairment in the ability of the Borrowers to carry on its business in substantially the same manner as it is now being conducted. The Borrowers shall promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against the Borrowers or any of them involving amounts in excess of $100,000.

          3.11 Use of Proceeds. All proceeds of all Loans shall be used solely for lawful business purposes.

          3.12 No Patents or Trademarks. None of the Borrowers own, and none of the Borrowers have pending any application for the registration of, any patent or trademark with the U.S. Patent and Trademark Office or any similar office or agency of any state, of the United States of America or of any foreign jurisdiction except as disclosed in the Schedule.

          3.13 Hazardous Substances. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"),the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The Borrowers represent and warrant that: (a) the Borrowers have no knowledge of (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; (b) none of the Borrowers nor any subtenant, contractor, agent or other user authorized by any of the Borrowers of any of the properties shall use, generate, manufacture, store, treat, dispose of; or release any hazardous waste or substance on, under, or about any of the properties owned or operated by the Borrowers; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. The Borrowers authorize Silicon and its agents, upon 24 hours prior notice (which need not be in writing), to enter upon the properties to make such inspections and tests as Silicon may deem appropriate to determine compliance of the properties owned or operated by the Borrowers with this section of the Agreement. Any inspections or tests made by Silicon shall be for Silicon's purposes only and shall not be construed to create any responsibility or liability on the part of Silicon to the Borrowers or to any other person. The Borrowers hereby (a) release and waive any future claims against Silicon for indemnity or contribution in the event the Borrowers become liable for cleanup or other costs under any such laws, and (b) agree to indemnity and hold harmless Silicon against any and all losses, liabilities, damages, penalties, and expenses which Silicon may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to the Borrowers' ownership or interest in the properties, whether or not the same was or should have been known to the Borrowers. The provisions of this section of the Agreement, including the obligation to indemnity, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Silicon's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

    4.    ADDITIONAL DUTIES OF THE BORROWERS.

     4.1 Financial and Other Covenants. The Borrowers shall at all times comply with the financial and other covenants set forth in the Schedule to this Agreement.

     4.2 Overadvance; Proceeds of Accounts. If for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, without limiting Silicon's other remedies, and whether or not Silicon declares an Event of Default, the Borrowers shall remit to Silicon all checks and other proceeds of the Borrowers' accounts and general intangibles, in the same form as received by the Borrowers, within one business day after the Borrowers' receipt of the same, to be applied to the Obligations in such order as Silicon shall determine in its discretion.

     4.3 Insurance. The Borrowers shall at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its sole and absolute discretion, except that, provided no Event of Default has occurred, Silicon shall release to the Borrowers insurance proceeds with respect to equipment totalling less than $100,000, which shall be utilized by the Borrowers for the replacement of the equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released shall be so used. If the Borrowers fail to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at the Borrowers' expense. The Borrowers shall promptly deliver to Silicon copies of all reports made to insurance companies.

     4.4 Report. The Borrowers shall provide Silicon with such written reports with respect to the Borrowers, as Silicon shall from time to time reasonably specify.

     4.5 Access to Collateral, Books and Records. At all reasonable times, and upon one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy the Borrowers' accounting books, records, ledgers, journals, or registers and the Borrowers' books and records relating to the Collateral. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies and attorneys, and pursuant to any subpoena or other legal process. The Borrowers shall reimburse Silicon for Silicon's actual costs (up to $1,250 per audit) for conducting two audits per year. Silicon may debit the Borrowers' deposit accounts with Silicon for the cost of such accounts receivable audits (up to the limit stated above), in which event Silicon shall send notification thereof to the Borrowers. Notwithstanding the foregoing, during the continuation of an Event of Default all audits shall be at the Borrower's expense.

     4.6 Negative Covenants. Except as may be permitted in the Schedule hereto, the Borrowers shall not, without Silicon's prior written consent, do any of the following: (i) pledge or otherwise encumber the collateral of Borrower other than to Silicon; (ii) merge or consolidate with another corporation, except that any Borrower may merge or consolidate with another corporation if that Borrower is the surviving corporation in the merger and the aggregate value of the assets acquired in the merger do not exceed 25% of that Borrower's Tangible Net Worth (as defined in the Schedule hereto) as of the end of the month prior to the effective date of the merger, and the assets of the corporation acquired in the merger are not subject to any liens or encumbrances, except Permitted Liens; (iii) acquire any assets, including stock of any other entity, outside the ordinary course of business for an aggregate purchase price (whether paid in cash, in stock of any Borrower or other consideration) exceeding 25% of such Borrower's Tangible Net Worth (as defined in the Schedule hereto) as of the end of the month prior to the effective date of the acquisition; (iv) enter into any other transaction outside the ordinary course of business (except as permitted by the other provisions of this Section); (v) sell or transfer any Collateral, except for the sale of finished inventory in the ordinary course of the Borrowers' business, and except for the sale of obsolete or unneeded equipment in the ordinary course of business; (vi) make any loans of any money or any other assets to shareholders, employees or any other person except in the ordinary course of business; (vii) incur any debts that are outside the ordinary course of business or that would have a material, adverse effect on the Borrowers or on the prospect of repayment of the Obligations; (viii) guarantee or otherwise become liable with respect to the obligations of another party or entity; (ix) pay or declare any dividends on the stock of any Borrower (except for dividends payable solely in stock of the Borrowers); (x) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the stock of any Borrower; (xi) make any change in any Borrower's capital structure which has a material adverse effect on that Borrower or on the prospect of repayment of the Obligations; or (xii) dissolve or elect to dissolve. Except as may be permitted in the Schedule hereto, PCT Holdings, Inc. shall not sell or transfer any stock it owns of any of the Borrowers. Transactions permitted by the foregoing provisions of this Section are only permitted if no Event of Default and no event which (with notice or passage of time or both) would constitute an Event of Default would occur as a result of such transaction.

     4.7 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or in any manner relating to the Borrowers, the Borrowers shall, without expense to Silicon, make available the Borrowers and their officers, employees and agents and the Borrowers' books and records to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

     4.8 Verification. Silicon may, from time to time, following prior notification to the Borrowers, verify directly with the respective account debtors the validity, amount and other matters relating to the Borrowers' accounts, by means of mail, telephone or otherwise, either in the name of any Borrower or Silicon or such other name as Silicon may reasonably choose, provided that no prior notification shall be required following an Event of Default. Silicon shall not be required to obtain any Borrower's consent prior to any such verification of accounts, whether or not an Event of Default has occurred.

     4.9 Execute Additional Documentation. The Borrowers agree, at their expense, on request by Silicon, to execute from time to time all documents in form satisfactory to Silicon, as Silicon may deem reasonably necessary or useful in order to perfect and maintain Silicon's perfected security interest in the Collateral, and in order to fully consummate all of the transactions contemplated by this Agreement.

5.   TERM

     5.1 Maturity Date. This Agreement shall continue in effect until the payment in full of the Obligations, provided, however, that the Borrowers shall repay in full each Loan not later than the Maturity Date for such Loan as stated in the Schedule.

     5.2 Early Termination. Subject to Section 5.3, this Agreement may be terminated, without penalty, prior to the Maturity Date as follows: (i) by the Borrowers, effective three business days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately.

     5.3 Payment of Obligations. On the due dates stated in the Schedule, or on any earlier effective date of termination, the Borrowers shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are discretionary on the part of Silicon, Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve the Borrowers of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations, Silicon shall promptly deliver to the Borrowers termination statements, requests for reconveyances and such other documents as may be required to fully terminate any of Silicon's security interests.

6.   EVENTS OF DEFAULT AND REMEDIES.

     6.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and the Borrowers shall give Silicon immediate written notice thereof: (a) any warranty, representation, statement, report or certificate made or delivered to Silicon by any Borrower or any of the Borrowers' officers or employees, now or in the future, shall be untrue or misleading in any material respect; or (b) any Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time exceed the Credit Limit; or (d) any Borrower shall fail to comply with any of the financial covenants set forth in the Schedule to this Agreement or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (e) any Borrower shall fail to pay or perform any other non-monetary Obligation, under this Agreement or any other agreement or document relating to the Loans; or (f) any levy, assessment, attachment, seizure, lien or encumbrance is made on all or any part of the Collateral; or (g) dissolution, termination of existence, insolvency or business failure of any Borrower, or appointment of a receiver, trustee or custodian, for all or any part of the property of; assignment for the benefit of creditors by, or the commencement of any proceeding by any of the Borrowers under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (h) the commencement of any proceeding against any of the Borrowers or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or (i) revocation or termination of, or limitation of liability upon, any guaranty of the Obligations; or (j) commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (k) any Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, unless such payment is permitted in the applicable subordination agreement, or if any person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; (l)any of the Borrowers shall generally not pay its debts as they become due; or any of the Borrowers shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (m) any of the Borrowers or any other party thereto shall breach any subordination agreement executed in connection with the Loans. If any of the foregoing defaults, other than a failure to pay money, is curable and no Borrower has been given a notice of a similar default within the preceding twelve months, it may be cured (and no Event of Default shall have occurred) if the Borrower, after receiving written notice from Lender demanding cure of such default cures the failure within fifteen days. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

     6.2 Remedies. Upon the occurrence of any Event of Default and the expiration of any applicable cure period under Section 6.1, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by the Borrowers), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to the Borrowers under this Agreement or any other document or agreement;
(b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose the Borrowers hereby authorize Silicon without judicial process to enter onto any of the Borrowers' premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof without charge for so long as Silicon deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any or all of the Collateral by Court process, the Borrowers hereby irrevocably waive: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of and not dispose of any such Collateral until after trial or final judgment; (d) Require the Borrowers to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and the Borrowers, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Require the Borrowers to deliver to Silicon, in kind, all checks and other payments received with respect to all accounts and general intangibles, together with any necessary indorsements, within one day after the date received by the Borrowers;
(f) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use the Borrowers' premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (g) Sell, lease or otherwise dispose of any of the Collateral in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at any one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on the Borrowers' premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company, purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve the Borrowers of any liability the Borrowers may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (h) Demand payment of, and collect any accounts and general intangibles comprising Collateral and, in connection therewith, the Borrowers irrevocably authorize Silicon to endorse or sign any of the Borrower's names on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to the Borrowers and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's sole discretion, to grant extensions of time to pay, compromise claims and settle accounts and the like for less than face value; (i) Offset against any sums in any general, special or other deposit accounts maintained by any Borrower with Silicon; and (j) Demand and receive possession of any of the Borrowers' federal and state income tax and the books and records utilized in the preparation thereof or referring thereto. All reasonable fees of professionals (including attorneys' fees), expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum

     6.3 Standards for Determining Commercial Reasonableness. The Borrowers and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards shall conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to the Borrowers at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the Collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from the Borrowers any and all information concerning the same. Silicon may employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

     6.4 Power of Attorney. Upon the occurrence of any Event of Default, without limiting Silicon's other rights and remedies, the Borrowers each grant to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to the Borrowers, and at the Borrowers' expense, to do any or all of the following, in the Borrowers' name or otherwise: (a) Execute on behalf of the Borrowers any documents that Silicon may, in its sole and absolute discretion, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of the Borrowers or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of the Borrowers any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Silicon's Collateral or in which Silicon has an interest; (c) Execute on behalf of the Borrowers, any invoices relating to any account, any draft against any account debtor and any notice to any account debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of the Borrowers upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (e) Endorse all checks and other forms of remittances received by Silicon; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle accounts and general intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of the Borrowers' taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, the Borrowers to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (k) Take any action or pay any sum required of the Borrowers pursuant to this Agreement and any other present or future agreements. Silicon shall exercise the foregoing powers in a commercially reasonable manner. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of the Borrowers.

     6.5 Application of Proceeds. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to the Borrowers or other persons legally entitled thereto; the Borrowers shall remain liable to Silicon for any deficiency. If Silicon, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale or other disposition of Collateral, Silicon shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

     6.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured patty under the Washington Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and any Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof; but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7.   GENERAL PROVISIONS

     7.1 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or the Borrowers at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered to the Borrowers or to Silicon, or at the expiration of two business days following the deposit thereof in the United States mail, with postage prepaid.

     7.2 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

     7.3 Intention. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between the Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY AND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     7.4 Waivers. The failure of Silicon at any time or times to require the Borrowers to strictly comply with any of the provisions of this Agreement or any other present or future agreement between the Borrowers and Silicon shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto. None of the provisions of this Agreement or any other agreement now or in the future executed by the Borrowers and delivered to Silicon shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an officer of Silicon and delivered to the Borrowers. The Borrowers waive demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by Silicon on which the Borrowers are or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement.

     7.5 No Liability for Ordinary Negligence. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrowers or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other person dated with or representing Silicon.

     7.6 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by the Borrowers and a duly authorized officer of Silicon.

     7.7 Time of Essence. Time is of the essence in the performance by the Borrowers of each and every obligation under this Agreement.

     7.8 Attorneys' Fees and Costs. The Borrowers shall reimburse Silicon for all reasonable attorneys' fees and fees of other professionals, and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of the Borrowers' books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral and otherwise represent Silicon in any litigation relating to the Borrowers. If either Silicon or the Borrowers file any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and professionals' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of the Borrowers' Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

     7.9 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto; provided, however, that the Borrowers may not assign or transfer any of their rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release the Borrowers from their liability for the Obligations. The Borrowers agree and consent to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Silicon. Silicon may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Silicon may have about the Borrowers or about any other matter relating to the Loans and the Borrowers hereby waive any rights to privacy it may have with respect to such matters. The Borrowers additionally waive any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. The Borrowers also agree that the purchasers of any such participation interests shall be considered as the absolute owners of such interests in the Loans and shall have all the rights granted under the participation agreement or agreements governing the sale of such participation interests.

     7.10 Joint and Several Liability. The liability of the Borrowers under this Agreement shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower. Each Borrower agrees to repay the Loans made to that Borrower or any of the other Borrowers, and acknowledges that all of the Obligations are secured by all of the assets of each of the Borrowers.

     7.11 Paragraph Heading; Construction. Paragraph headings are only used in this Agreement for convenience. The Borrowers acknowledges that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or the Borrowers under any rule of construction or other.

     7.12 Mutual Waiver of Jury Trial. The Borrowers and Silicon each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, this Agreement or any other present or future instrument or agreement between Silicon and the Borrowers, or any conduct, acts or omissions of Silicon or the Borrowers or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with Silicon or the Borrowers, in all of the foregoing cases, whether sounding in contract or tort or otherwise.

     7.13 Governing Law: Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and the Borrower shall be governed by, and construed in accordance with, the laws of the State of Washington. Any undefined term used in this Agreement that is defined in the Washington Uniform Commercial Code shall have the meaning assigned to that term in the Washington Uniform Commercial Code. As a material part of the consideration to Silicon to enter into this Agreement, the Borrower (i) agrees that all actions and proceedings relating directly or indirectly hereto shall at Silicon's option, be litigated in courts located within Washington, and that the exclusive venue therefor shall be, at Silicon's option, King County or the county in which the Borrower's chief executive office is located; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights the Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

                              Borrowers:

                               PCT HOLDINGS, INC.



                              By:   /s/ DONALD A. WRIGHT
                                 ------------------------------------
                                   Title:    President

                             CERAMIC DEVICES, INC.



                              By:   /s/ DONALD A. WRIGHT
                                 ------------------------------------
                                   Title:    CEO

                              CASHMERE MANUFACTURING CO., INC.



                              By:   /s/ DONALD A. WRIGHT
                                 ------------------------------------
                                   Title:    CEO


                              PACIFIC COAST TECHNOLOGIES, INC.


                              By:   /s/ DONALD A. WRIGHT
                                 ------------------------------------
                                   Title:    President

                              Silicon:

                              SILICON VALLEY BANK


                              By:   /s/ J. BAUMGARDNER
                                 ------------------------------------
                                   Title:    Vice President

            SCHEDULE TO LOAN AND SECURITY AGREEMENT


Co-Borrowers:  PCT Holdings, Inc.
               Ceramic Devices, Inc.
               Cashmere Manufacturing Co., Inc.
               Pacific Coast Technologies, Inc.

Address:       434 Olds Station Road
               Wenatchee, WA 98801

Date:          April 24, 1995


Secured Accounts Receivable Line of Credit

Credit Limit:
(Section 1.1)  An amount not to exceed the lesser of: (i)
               $2,500,000.00 at any one time outstanding; or
               (ii) the amount of the "Borrowing Base", as defined below. For purposes of this Schedule, the "Borrowing Base" shall mean the sum of (a) 75% of the Net Amount of Borrowers' eligible accounts receivable; plus (b) 40% of the book value of Borrowers' eligible inventory, as defined below, as reported to Silicon on a monthly basis, up to a maximum advance of $1,000,000. "Net Amount" means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed. The amount of all letters of credit issued by Silicon at the request of the Borrowers (other than the $2,000,000 Standby Letter of Credit described below) shall reduce, dollar for dollar, the amount otherwise available to be borrowed under the formula described in this paragraph. With respect to the Standby Letter of Credit, $1,000,000 of this Secured Accounts Receivable Line of Credit shall be held in reserve against during all periods in which the Standby Letter of Credit has been issued and remains in effect.

               Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following shall not be deemed eligible for borrowing: accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from an account debtor outside the United States (except for those backed by a letter of credit in form and substance satisfactory to Silicon), accounts owing from governmental agencies, accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding (35% on accounts receivable from Boeing), accounts owing from one Borrower to another or owing from an affiliate of a Borrower, and accounts owing from an account debtor to whom a Borrower is or may be liable for goods purchased from such account debtor or otherwise. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor shall be deemed ineligible for borrowing.

               Without limiting the fact that the determination of which inventory is eligible for borrowing is a matter of Silicon's discretion, the following shall not be deemed eligible for borrowing: any inventory other than raw material or finished goods that are owned by a Borrower and located in Wenatchee, Washington, Cashmere, Washington and San Diego, California, inventory that is used, obsolete or returned goods, inventory that is stored at a location other than the Borrowers' Address or any location owned, leased or rented by Borrowers and previously identified to Silicon, inventory that is subject to a landlord's lien, and inventory that is not in the possession of the Borrowers.

Interest Rate:
(Section 1.2)  The interest rate applicable to the Secured
               Accounts Receivable Line of Credit shall be a rate equal to the "Prime Rate" in effect from
               time to   time, plus 1.0% per annum.  Interest
               calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate"; it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Commitment Fee:
(Section 1.3)  $12,500, which is fully earned and payable at closing. (Any
               Commitment Fee previously paid by the Borrowers in connection with this Loan shall be credited against this Fee.)

Amortization:  Borrowers shall pay Silicon monthly payments of interest on or before the last day of each month, commencing May 31,1995.

Maturity Date:
(Section 1.3)  One year from the date of this Agreement, at which time all unpaid principal and accrued but unpaid interest shall be due and payable.

Maturities of
Letters of
Credit: Commercial or standby letters of credit issued by Silicon shall have a maximum maturity of not later than the Maturity Date.

Repayment:     The Borrowers shall repay on demand any amount
               drawn on a letter of credit issued by Silicon.
               Silicon may, but is not obligated to, add to the principal amount outstanding under the Secured
               Accounts Receivable Line of Credit any amount drawn on a letter of credit issued by Silicon.
               Any such amount shall be subject to the terms applicable to the Secured Accounts Receivable
               Line of Credit.

Issuance:      The issuance of any letter of credit under this
               Agreement is subject to Silicon's written approval and must be in form and content satisfactory to Silicon and in favor of a beneficiary reasonably acceptable to Silicon.
               The Borrowers shall execute Silicon's then-current application forms, reimbursement agreement and related documents as a condition to Silicon's issuance of any letter of credit.

Fees: The Borrowers shall pay Silicon the fees and costs customarily charged by Silicon (at the time of issuance of the letter of credit) with respect to the issuance of letters of credit.

Secured Equipment Revolving Term Loan

Credit Limit:  An amount not to exceed (i) $250,000.00 at any one time outstanding; or (ii) the amount of the "Equipment Borrowing Base", as defined below.
               For purposes of this Schedule, the "Equipment
               Borrowing Base" shall mean 80% of the invoice value of equipment purchased by Borrower after the date of this Agreement. Silicon shall have no obligation to advance against taxes, freight charges, installation charges or other similar amounts relating to Borrower's equipment, whether or not such amounts are identified on the invoices submitted to Silicon. Equipment to be included in the Equipment Borrowing Base must be new equipment, at the time of purchase by Borrower, owned by Borrower, in good working order, must not be subject to any liens in favor of any person or entity other than Silicon, and must be subject to a first perfected security interest in favor of Silicon. Silicon shall make advances under this Secured Equipment Line of Credit from time to time, based on invoices and other documentation as shall be requested by Silicon to support such advances.

               Borrower shall submit to Silicon such invoices, advance requests and other information, in form acceptable to Silicon, as Silicon shall require from time to time.

               Once the total amount of the principal has been advanced under this Secured Equipment Revolving Term Loan, Borrower is no longer entitled to further advances. Advances may be requested in writing by Borrower or an authorized person. Silicon may, but need not, require that all oral requests be confirmed in writing. The unpaid principal balance owing on this Secured Equipment Line of Credit at any time may be evidenced by endorsements to this Schedule or by Silicon's internal records, including daily computer printouts.

Purpose: Borrowers shall use the proceeds of this Revolving Term Loan to finance the purchase of capital equipment.

Interest Rate: The interest rate applicable to the Secured Equipment Revolving Term Loan shall be a rate equal to the "Prime Rate" (as defined above) in effect from time to time, plus 1.75% per annum. Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed.

Revolving
Period: The Revolving Period shall be from the date of closing until September 30, 1995.

Term Period:   The Term Period shall be the period from
               September 30, 1995 to September 30, 1998.

Amortization:  Borrowers shall pay Silicon monthly payments of interest only during the Revolving Period.
               Commencing on October 31, 1995, the Borrowers shall pay Silicon 36 equal monthly payments of principal, in the amount necessary to repay fully the outstanding principal of Secured Equipment Revolving Term Loan in 36 payments, plus interest calculated as provided in this Schedule. Subsequent payments are due on the last day of each month after October 31, 1995.

Maturity Date: September 30, 1998, at which time all unpaid
               principal and accrued but unpaid interest shall be due and payable.

Commitment Fee
(Section 1.3)  $1,250.00, which is fully earned and payable at closing.
               (Any Commitment Fee previously paid by the Borrowers in connection with this loan shall be credited against this Fee.)

Standby Letter of Credit

Credit Limit:  $2,000,000.

Purpose: To provide credit enhancement to Chelan County and/or the State of Washington Department of Community Trade and Economic Development, replacing the existing standby letter of credit issued by Frontier Bank.

Maturity Date: The Standby Letter of Credit shall have a maximum maturity of not later than April ___, 1996.

Repayment:     The Borrowers shall repay on demand any amount
               drawn on the Standby Letter of Credit. Silicon may, but is not obligated to, add to the principal amount outstanding under the Secured
               Accounts Receivable Line of Credit any amount drawn on a letter of credit issued by Silicon.
               Any such amount shall be subject to the terms applicable to the Secured Accounts Receivable
               Line of Credit.

Issuance:      The issuance of the Standby Letter of Credit must
               be in form and content satisfactory to Silicon and in favor of a beneficiary reasonably acceptable to Silicon. The Borrowers shall execute Silicon's then-current application forms, reimbursement agreement and related documents as a condition to Silicon's issuance of the Standby
               Letter of Credit.

Commitment
Fee: $20,000, which is fully earned and payable at closing. (Any Commitment Fee previously paid by the Borrowers in connection with this Standby Letter of Credit shall be credited against this Fee.)

Prior Names
of Borrowers:
(Section 3.2)  See attached Exhibit B

Trade Names of
Borrowers:
(Section 3.2)  See attached Exhibit B

Trademarks of
Borrowers:     See attached Exhibit B

Other Locations
and Addresses:
(Section 3.3)  See attached Exhibit B

Material Adverse
Litigation:
(Section 3.10) None.

Financial
Covenants:
(Section 4.1)  The Borrowers shall comply with all of the following covenants, all of which shall be determined and measured on a consolidated basis in accordance with generally accepted accounting principles, except as otherwise stated below:

Tangible Net
Worth: The Borrowers shall at all times maintain a Tangible Net Worth (defined below) of not less than $3,650,000, plus 50% of all new equity contributed to a Borrower in excess of $3,000,000 raised in the Equity Offering (see below), measured quarterly.

Debt to Tangible
Net Worth
Ratio: The Borrowers shall at all times maintain a ratio of total liabilities (excluding deferred revenues and subordinated debt) to Tangible Net Worth of not more than 1.5:1.0, measured quarterly.

Current
Ratio: The Borrowers shall at all times maintain a ratio of current assets to current liabilities of not less than 1.75:1.0, measured quarterly. The note payable to the County of Chelan for $2,000,000 shall not be considered a current liability solely due to its demand provisions, but rather shall be characterized as a current or long term liability based upon its maturity date. "Current assets" and "current liabilities" shall be determined in accordance with generally accepted accounting principles.

Debt Service
Coverage
Ratio: The Borrowers shall at all times maintain a ratio of earnings before interest, taxes, depreciation and amortization ("EBITDA") to current maturities of long-term debt plus interest in excess of 1.25:1.0, measured quarterly by annualizing EBITDA, beginning with the year ending May 31, 1996.

Profit-
ability: The Borrowers shall not incur a quarterly loss after tax in excess of $100,000, beginning with the quarter ending May 31, 1995. For purposes of this paragraph, "loss" means net sales less costs of goods sold less operating expenses less nonrecurring expenses less tax expenses.

Definitions:   "Tangible Net Worth" means stockholders' equity
               plus debt that has been subordinated to the Loans on terms satisfactory to Silicon, and accrued interest thereon, less goodwill, patents, capitalized software costs, deferred organizational costs, tradenames, trademarks, and all other assets which would be classified as intangible assets under generally accepted accounting principles.

Other
Covenants:
(Section 4.1)  The Borrowers shall at all times comply with all of the following additional covenants:

               1. Banking Relationship. The Borrowers shall maintain their primary banking relationship with Silicon until such time as the Secured Operating Line of Credit described in this Schedule has been repaid in full and Silicon's obligations with respect to the Secured Operating Line of Credit under the Agreement and this Schedule have been terminated.

Conditions to
Closing: Before requesting any advance under this Agree-ment, the Borrowers shall satisfy each of the following conditions:

1. Loan Documents:

               Silicon shall have received the Agreement and this Schedule, and such other loan documents as Silicon shall require, each duly executed and delivered by the Borrowers, a Patent and Trademark Security and Conditional Assignment.

2. Documents Relating
   to Authority, Etc:

               Silicon shall have received each of the following in form and substance satisfactory to it:

                    (a)  Certified copies of the Articles of
                    Incorporation and Bylaws of the Borrowers;

                    (b)  A Certificate of good standing issued
                    by the Secretary of State of the Borrowers' state of incorporation with respect to the Borrowers;

                    (c) A certified copy of a resolution adopted by the Board of Directors of the Borrowers authorizing the execution, delivery and performance of the Agreement, and any other documents or certificates to be executed by the Borrowers in connection with this transaction; and

                    (d)  Incumbency certificates describing the
                    office and identifying the specimen
                    signatures of the individuals signing all such loan documents on behalf of the Borrowers.

3. Perfection and
   Priority of
   Security:        Silicon shall have received evidence
                    satisfactory to it that its security
                    interest in the Collateral has been duly perfected and that such security interest is prior to all other liens, charges, security interests, encumbrances and adverse claims in or to the Collateral other than Permitted
                    Liens, which evidence shall include, without limitation, evidence from the Washington
                    Department of

                    Licensing showing the due filing of the UCC Financing Statements to be signed by the Borrowers covering the Collateral and evidence of the first priority of Silicon's security interests in the Collateral as required under the Agreement.

4. Insurance:       Silicon shall have received evidence
                    satisfactory to it that all insurance
                    required by the Agreement is in full force and effect, with loss payee designations and additional insured designations as required by the Agreement.

5.   Equity Offering:

                    Borrower shall have completed its current equity offering in an amount of not less than $3,000,000 and provided Borrower's legal counsel shall have provided Silicon with written notification and assurances that at least $3,000,000 in cash has been raised, that such cash has been collected and is available for immediate use by Borrower.

5. Other Information:

                    Silicon shall have received such other
                    statements, opinions, certificates, documents and information with respect to matters contemplated by the Agreement as it may reasonably request.

     Silicon and the Borrowers agree that the terms of this Schedule supplement the Loan and Security Agreement between Silicon and the Borrowers and agree to be bound by the terms of this Schedule.

                              Borrowers:

                              PCT Holdings, Inc.


                              By:   /s/ DONALD A. WRIGHT
                                 ------------------------------------
                              Title:    President


                              Ceramic Devices, Inc.


                              By:   /s/ DONALD A. WRIGHT
                                 ------------------------------------
                              Title:    CEO

                              Cashmere Manufacturing Co., Inc


                              By:   /s/ DONALD A. WRIGHT
                                 ------------------------------------
                              Title:    CEO


                              Pacific Coast Technologies, Inc


                              By:   /s/ DONALD A. WRIGHT
                                 ------------------------------------
                              Title:    President


                              Silicon:

                              Silicon Valley Bank


                              By:   /s/ J. BAUMGARDNER
                                 ------------------------------------
                              Title:    Vice President

                           Exhibit A

              [Insert Borrowing Base Certificate]

                         EXHIBIT B

       [Insert List of Tradenames, Trademarks and other
                   Locations and Addresses]